EXHIBIT 24.1

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and/or officers of The E.W. Scripps Company (the “Company”) do hereby duly constitute and appoint, and by these presents do make, constitute and appoint, David M. Giles, the undersigned’s true and lawful agent and attorney in fact, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, with full power of substitution and re-substitution, (a) to sign and file with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended: (i) a Registration Statement on Form S-8 with respect to the registration of an additional 15,000,000 of the Company’s Class A Common Shares, $.01 par value per share, for issuance under Amendment No. 2 to The E.W. Scripps Company 2023 Long-Term Incentive Plan, (ii) any and all amendments, including post-effective amendments and exhibits to such Registration Statement, and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, and (b) to do and perform any and all acts and deeds whatsoever that may be necessary or required in connection with the foregoing, and (2) hereby ratifies and approves any and all actions that may be taken pursuant hereto by any of the above named agents and attorneys in fact or their substitutes.

IN WITNESS WHEREOF, I have set my hand and seal this 16th day of May, 2025.

By: /s/ Adam P. Symson Adam P. Symson, President and CEO; Director	By: /s/ Raymundo H. Grandado, Jr. Raymundo H. Grandado, Jr., Director

By: /s/ Jason P. Combs Jason P. Combs, Chief Financial Officer	By: /s/ John W. Hayden John W. Hayden, Director

By: /s/ Daniel W. Perschke Daniel W. Perschke, Senior Vice President, Controller	By: /s/ Monica O. Holcomb Monica O. Holcomb, Director

By: /s/ Marcellus W. Alexander, Jr. Marcellus W. Alexander, Jr., Director	By: /s/ Burton F. Jablin Burton F. Jablin, Director

By: /s/ Charles L. Barmonde Charles L. Barmonde, Director	By: /s/ Leigh B. Radford Leigh B. Radford, Director

By: /s/ Kelly P. Conlin Kelly P. Conlin, Director	By: /s/ Kim Williams Kim Williams, Director

By: /s/ Nishat Mehta Nishat Mehta, Director